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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                ---------------


          Date of Report (Date of earliest event reported): MAY 6, 2002



                          BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                   000-22433              75-2692967
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File  Number)        Identification No.)



                            6300 BRIDGEPOINT PARKWAY
                            BUILDING TWO, SUITE 500
                              AUSTIN, TEXAS 78730
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (512) 427-3300


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ITEM 5.  OTHER  EVENTS.

     On May 6, 2002, the Registrant issued a press release announcing first quarter 2002 operational results. The full text of the press release, other than (a) the fifth sentence of the paragraph labeled Adjacent Fault Blocks under the heading "Gulf Coast Vicksburg Trend", which is set forth in Exhibit 99.1 hereto, is filed and incorporated in this Report as if fully set forth herein.

     On May 7, 2002, the Registrant issued a press release announcing first quarter 2002 fiancial results. The full text of the press release which is set forth in Exhibit 99.2 hereto, is filed and incorporated in this Report as if fully set forth herein.


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ITEM 7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)  Exhibits

               Item               Exhibit
               ----               -------

               99.1*              Press Release dated
                                  May 6, 2002.

               99.2*              Press Release dated
                                  May 7, 2002.


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*   filed herewith.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           BRIGHAM EXPLORATION COMPANY



Date:   May 8, 2002                        By:   /s/  Curtis F. Harrell
                                                 --------------------------
                                                 Curtis F. Harrell
                                                 Executive Vice President &
                                                 Chief Financial Officer


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                                INDEX TO EXHIBITS

     Item  Number               Exhibit
     ------------               -------

     99.1*                 Press Release dated
                           May 6, 2002.

     99.2*                 Press Release dated
                           May 7, 2002.



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                                                                    EXHIBIT 99.1

[GRAPHIC  OMITTED]
BRIGHAM EXPLORATION                                                 NEWS RELEASE
EXPLORATION COMPANY                                        FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION PROVIDES ITS Q1 2002 OPERATIONAL UPDATE INCLUDING TWO SUCCESSFUL VICKSBURG COMPLETIONS

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Austin,  TX  --  May  6, 2002 -- Brigham Exploration Company (NASDAQ:BEXP) today announced two successful Vicksburg completions and provided an operational update for the first quarter of 2002.

GULF  COAST  VICKSBURG  TREND

Triple Crown Field - Brigham recently completed its third well in the field, the
------------------
Sullivan #F-31 (42% working interest, 31% net revenue interest), which found approximately 65 feet of Upper Vicksburg net pay. Subsequent to the fracture stimulation of three separate pay intervals, the Sullivan #F-31 began producing to sales in late April at a commingled rate of approximately 8.4 MMcf of natural gas and 94 barrels of condensate per day (9.0 MMcfe), or 2.8 MMcfe per day net to Brigham's revenue interest. Brigham currently plans to drill two additional development wells in the field in 2002, the first of which is expected to spud early in the third quarter.

Home  Run  Field  -  Brigham  recently  completed  the Sullivan #C-28, its sixth
----------------
successful  well  in the field.  The well began producing to sales in January at
9.3 MMcfe per day, or 2.3 MMcfe per day to Brigham's 25% net revenue interest. Future development plans include the spud of the Palmer #5R in the next 60 days, and the drilling of another development well later in the year. The Palmer #5 was originally drilled in 2001, and although the well experienced a casing failure, the well encountered pay intervals comparable to that of the successfully completed D.J. Sullivan #C-25 well.

Adjacent  Fault  Blocks  -  In  the  third  quarter Brigham plans to test one of
-----------------------
several adjacent fault blocks structurally low to the Home Run Field and structurally high to the Triple Crown Field. To date, three wells have penetrated the Upper Vicksburg 9800' sand in the "Floyd" fault block prior to crossing a fault. All three of these wells have been productive in this Upper Vicksburg 9800' sand. Brigham expects the Floyd well to test additional Upper Vicksburg intervals that are now producing in the adjacent Triple Crown Field and the Lower Vicksburg intervals that are currently producing in the adjacent Home Run Field. The Company will retain a 34% working and 25% net revenue interest in the Floyd fault block test, which has a reserve potential of approximately 50 Bcfe.

GULF  COAST  FRIO  TREND

Providence  Field  - During February 2002, Brigham completed the discovery well,
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the Staubach #1, which is currently producing approximately 1,600 barrels of oil and 4.3 MMcf of natural gas per day, or 4.3 MMcfe net to Brigham's 31% revenue interest. The Staubach #1 is expected to reach payout of its drilling and completion costs in May, at which time Brigham's working interest will reduce from 41% to approximately 34%.

While drilling its first offset to the discovery, Brigham experienced a loss of surface control from an unanticipated pay interval at 10,370 feet, causing the well to flow natural gas to the surface. Five days later, the Burkhart #1 bridged off naturally and the well was shut in. This pay interval is shallower and fault separated from the Lower Frio interval currently producing in the Staubach #1.

Brigham spud the Burkhart #1R replacement/relief well on April 8th, which is currently drilling as planned at a depth of approximately 9,800 feet. The Company plans to intersect and cement the original Burkhart #1 borehole over the Middle Frio interval that generated the uncontrolled flow, and to subsequently drill deeper in order to attempt to develop the Lower Frio sands currently producing in the Staubach #1. Brigham expects results from drilling of this relief/replacement well by late May.

In June, Brigham plans to spud the Heubner #1, which is an additional offset to the Staubach #1. This well will be operated by Carrizo Oil & Gas, Inc. (NASDAQ:CRZO), and Brigham will retain a working interest of approximately 34%. This well will test the northern end of the approximately 800 acre structure, and results are expected by late August. With continued drilling success, Brigham expects to spud an additional development well during the fourth quarter 2002.


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                                                                    EXHIBIT 99.1

GULF  COAST  WILCOX  TREND

Dinn  Ranch Field Discovery - As reported by EOG Resources, Inc. (NYSE:EOG) in a
---------------------------
press release issued on April 29, 2002 and EEX Corporation (NYSE: EEX) in a release dated May 1, 2002, the two operators are developing a potentially substantial field discovery in the deep Wilcox trend. As a result, two wells were reportedly producing to sales at a combined 34 MMcfe of natural gas equivalent per day at the end of the first quarter, two additional Dinn Ranch development wells were completing and a third well was drilling. One of the wells currently completing, the EEX operated Lopez Mineral Trust #1, encountered approximately 300 feet of apparent pay. Brigham retained a 2% overriding royalty interest in the discovery, which converts at 100% payout to a 12.5% working interest with a 1% overriding royalty interest. At 200% payout, Brigham's interest converts to a 25% working interest. Completion operations are expected to conclude in late May, and production should go to sales beginning in June.

Brigham anticipates that an additional development well will be spud in the third quarter, in which Brigham will retain the same reversionary working interests as the Lopez Mineral Trust #1. If successful, a third development well could be drilled late in the year, and Brigham would retain a 25% ground floor working interest in this test.

ANADARKO  BASIN  SPRINGER  TREND

In March, Brigham spud the first of four successive Springer channel tests. Brigham retained a 33% working interest in the first test, which is expected to reach total depth by late May. The Company's working interest in this four well program is expected to range between 24% and 69%, and several of the wells are intended to further delineate a Springer channel trend Brigham successfully discovered in 2001. Brigham continues to add to its substantial inventory of drilling locations in the Springer Trend, including the recent acquisition of approximately 14,000 gross acres (4,600 net) over various prospects and leads in the area.

WEST  TEXAS  HORSESHOE  ATOLL  TREND

Exploration  Drilling  -  In 2001, Brigham completed four consecutive West Texas
---------------------
wells that are currently producing approximately 850 barrels of oil per day, or over 600 barrels of oil per day net to Brigham's revenue interest. Seeking to capitalize on this recent success, the Company has commenced a five well drilling program. Brigham will retain working interests ranging from 35% to 50% in these wells, in which the majority of the Company's costs are carried to casing point by industry participants. Three of these wells are currently drilling, the first of which should reach its total depth by late May. Brigham continues to generate and lease 3-D delineated drilling locations utilizing its inventory of over 2,000 square miles of 3-D seismic data in West Texas.

FIRST  QUARTER  2002  OPERATIONAL  UPDATE

Brigham spud 5 wells during the first quarter in which it retained an average working interest of 26%. Two of these wells have been completed and three are currently drilling. Brigham has achieved a 100% average gross and net completion rate thus far in its 2002 drilling program. Since the end of the quarter, three additional wells have been spud. Production volumes averaged 25.3 MMcfe per day for the first quarter 2002, and the Company exited the first quarter at an estimated 30 MMcfe per day.

MANAGEMENT  COMMENTS

Bud Brigham, the Company's Chairman, CEO and President, stated, "We're pleased with our drilling results thus far in 2002. We continue to capitalize on our drilling successes in our five focus plays, where we've completed 26 wells in 29 recent attempts. In addition, our carried interest in the Dinn Ranch Wilcox Field development drilling provides additional production and reserve upside for our Company.

Mr. Brigham further stated, "Due to our recent drilling successes, our growth in production volumes and the improvement in commodity prices, we have elected to accelerate our drilling program and now anticipate spending approximately $21 million on drilling in 2002, up from our original budget of $16 million. Given our current activity, in which we have six wells drilling, we look forward to reporting on what should be a very exciting second quarter for our shareholders."


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                                                                    EXHIBIT 99.1

ABOUT  BRIGHAM  EXPLORATION

Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENT  DISCLOSURE

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.

Contact:     John Turner, Manager of Finance and Investor Relations
             (512) 427-3300 / investor@bexp3d.com




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